UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

(Exact name of registrant as specified in its charter)

Commission file number: 001-40558

Cayman Islands	98-1586159
(State of incorporation)	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(650)-521-9008

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	DNAA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 2, 2021, Social Capital Suvretta Holdings Corp. I (the “Company”) consummated its initial public offering (the “IPO”) of 25,000,000 Class A ordinary shares of the Company, par value $0.0001 per share (each, an “Ordinary Share”, and the Ordinary Shares sold in the IPO, the “Public Shares”), including the issuance of 3,000,000 Public Shares as a result of the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Public Share, generating gross proceeds (before underwriting discounts and commissions and offering expenses) to the Company of $250,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 640,000 Ordinary Shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share to the Company’s sponsor, SCS Sponsor I LLC, generating gross proceeds to the Company of $6,400,000.

A total of $250,000,000, comprised of proceeds from the IPO and the sale of the Private Placement Shares, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of July 2, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Shares has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet, as of July 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

By:	/s/ Chamath Palihapitiya
Chamath Palihapitiya
Chief Executive Officer

Dated: July 9, 2021